As filed with the Securities and Exchange Commission on August 13, 2021
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BROOKLYN IMMUNOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware	31-1103425
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
140 58th Street, Suite 2100
Brooklyn, New York 11220
(212) 582-1199
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Howard J. Federoff
Chief Executive Officer and President
Brooklyn ImmunoTherapeutics, Inc.
140 58th Street, Suite 2100, Brooklyn, New York 11220
(212) 582-1199
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Mark L. Johnson
Bella Zaslavsky
K&L Gates LLP
One Lincoln Street, Boston, Massachusetts 02111
(617) 261-3100
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.005 per share	6,281,454	$11.69	$73,430,197.16	$8,011.23
(1)
The shares will be offered for resale by the selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, dividends or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share of common stock as reported on the NYSE American on August 12, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated August 13, 2021
PROSPECTUS

6,281,454 Shares
Common Stock
This prospectus relates to resales of shares of common stock previously issued by us to the selling stockholders, as identified on page 4 of this prospectus, in connection with our acquisitions of Novellus, Inc., a Delaware corporation that is the sole equity holder of Novellus Therapeutics Limited. We will not receive any proceeds from the sale of the shares.
The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholders will bear all commissions and discounts and transfer taxes, if any, attributable to their sale of common stock. For more information, see “Plan of Distribution”.
The common stock is listed on the NYSE American under the symbol “BTX.” On August 12, 2021, the closing sale price of the common stock as reported on the NYSE American was $11.74. You are urged to obtain current market quotations for the common stock.
Investing in these securities involves significant risks. See “Risk Factors” included on page 2 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The selling stockholders may sell the shares of common stock offered by this prospectus in a number of different ways and at varying prices, as described in “Plan of Distribution” on page 8.
We have agreed to bear all of the expenses incurred in connection with the registration of the shares of common stock offered by this prospectus. The selling stockholders will pay or assume any discounts, commissions, or fees of underwriters, selling brokers or dealer managers incurred in connection with its sales of the shares.
As a “smaller reporting company” under applicable rules of the Securities and Exchange Commission, we have elected to comply with certain reduced public company disclosure requirements for this prospectus and other filings with the Securities and Exchange Commission. See “Prospectus Summary—Implications of Being a Smaller Reporting Company.”
The date of this prospectus is    , 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the shares described in this prospectus in one or more offerings. Before making your investment decision, we urge you to carefully read this prospectus and all of the information contained in the documents incorporated by reference in this prospectus, as well as the additional information described under the headings “Where You Can Find More Information.”
In connection with the offer and sale of securities by the selling stockholders, the selling stockholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We have not, and the selling stockholders have not, authorized anyone to provide you with any information or to make any representations other than that contained in or incorporated by reference in this prospectus, any prospectus supplement or in any related free writing prospectus filed by us with the Securities and Exchange Commission. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
References in this prospectus to “our company,” “our,” “us,” “we” and similar terms refer to Brooklyn ImmunoTherapeutics, Inc. and not, unless the context otherwise requires, subsidiaries of Brooklyn ImmunoTherapeutics, Inc.
Unless the context otherwise requires, this prospectus reflects a one-for-two reverse split of common stock effective as of March 25, 2021.
Our logo design is our trademark. This prospectus also includes trademarks, trade names and service marks that are the property of other organizations. For convenience, our logo appears in this prospectus without the ™ symbol, but those uses are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to this trademark.
ii

PROSPECTUS SUMMARY
This summary highlights, and is qualified in its entirety by, the more detailed information included elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the entire prospectus, especially as described in “Risk Factors,” before deciding to invest in common stock.
Overview
We are a clinical-stage biopharmaceutical company focused on exploring the role that cytokine-based therapy can have on the immune system in treating patients with cancer, both as a single agent and in combination with other anti-cancer therapies. We are seeking to develop IRX-2, a novel cytokine-based therapy, to treat patients with cancer. IRX-2 active constituents, namely Interleukin-2 and other key cytokines, are postulated to signal, enhance and restore immune function suppressed by the tumor, thus enabling the immune system to attack cancer cells, unlike existing cancer therapies, which rely on targeting the cancer directly. We also are exploring opportunities to advance oncology, blood disorder, and monogenic disease therapies using gene-editing cell therapy technology through a license with Factor Biosciences Limited and through our acquisition of Novellus, Inc. and its wholly owned subsidiary Novellus Therapeutics Limited.
Corporate Information
We incorporated under the laws of the State of Delaware in 1984. We changed our name from our initial name Alroy Industries, Inc. to NTN Communications, Inc. in 1985, and then to NTN Buzztime, Inc. in 2005 and to Brooklyn ImmunoTherapeutics, Inc. on March 25, 2021. Our principal executive office is located at 140 58th Street, Suite 2100, Brooklyn, New York 11220, and our telephone number is (212) 582-1199. Our website address is www.brooklynitx.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” because the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (a) the market value of our stock held by non-affiliates is less than $250 million or (b) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. We may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to public companies that are not smaller reporting companies.
The Offering
Common stock offered
All of the shares offered by this prospectus are being sold by the selling stockholders. The selling stockholders consist of the former owners or beneficial owners of Novellus, Inc., who acquired their offered shares in connection with our acquisition of Novellus Inc., the parent of Novellus Therapeutics Limited, in July 2021.
Use of proceeds
We will not receive any proceeds from the sale of shares of common stock offered by this prospectus.
NYSE American symbol
“BTX”

RISK FACTORS
Investment in common stock offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before acquiring any such shares of common stock, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by us, and all other information contained or incorporated by reference into this prospectus, as updated by our filings under the Securities Exchange Act of 1934, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Exchange Act. These statements are based on expectations, estimates, forecasts and projections about the industry in which we operate and the beliefs and assumptions of management. The words “anticipate,” “believe,” “goals,” “seek,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements in this prospectus and the information incorporated by reference in this prospectus include statements about:
•	our plans to develop and commercialize IRX-2 and other product candidates, including the potential benefits thereof;
•	our ongoing and future clinical trials for IRX-2, whether conducted by us or by any future collaborators, including the timing of initiation of these trials and of the anticipated results;
•	our plans to advance oncology, blood disorder, and monogenic disease therapies through gene-editing cell therapy technology;
•	our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our cash, cash equivalents and investments;
•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•	the timing of and our ability to obtain and maintain marketing approvals for our product candidates;
•	the rate and degree of market acceptance and clinical utility of any products for which we receive marketing approval;
•	our commercialization, marketing and manufacturing capabilities and strategy;
•	our intellectual property position and strategy;
•	our ability to identify additional product candidates with significant commercial potential;
•	our plans to enter into collaborations for the development and commercialization of product candidates;
•	potential benefits of any future collaboration;
•	developments relating to our competitors and our industry;
•	the impact of government laws and regulations;
•	the impact the coronavirus pandemic will have on the timing of our clinical development and operations;
•	our ability to continue as a going concern;
•	our ability to maintain our listing on the NYSE American.
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in our forward-looking statements. We have included important factors in the cautionary statements included, or incorporated by reference, in this prospectus, particularly in “Risk Factors,” that we believe could cause actual results or events to differ materially from our forward-looking statements. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC that are incorporated in this prospectus by reference, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments to which we may be a party.
You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus and incorporated by reference in this prospectus are made as of the respective dates thereof, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

USE OF PROCEEDS
All of the shares of common stock offered by this prospectus are being offered by the selling stockholders. For information about the selling stockholders, see “Selling Stockholders.” We will not receive any proceeds from the sale of shares by the selling stockholders.
The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the offered shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and our accountants.
SELLING STOCKHOLDERS
We issued the shares of common stock covered by this prospectus to the former owners or beneficial owners of Novellus, Inc., in connection with our acquisition of Novellus Inc., the parent of Novellus Therapeutics Limited in July 2021. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the registration rights agreement we entered into with the selling stockholders on July 16, 2021. The selling stockholders may, from time to time, offer and sell pursuant to this prospectus up to 6,281,454 shares of common stock that we issued to the selling stockholders in connection with our acquisition of Novellus, Inc. The selling stockholders may sell some, all or none of the shares of common stock acquired in connection with the acquisition. We cannot estimate or predict how long the selling stockholders will hold shares of common stock before selling them, and we have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares. See “Plan of Distribution.”
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock. The percentages of shares of common stock owned are based on 51,729,612 shares of common stock outstanding as of August 12, 2021. The information in the table below with respect to the selling stockholder has been obtained from the selling stockholder. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Brooklyn ImmunoTherapeutics, Inc., 140 58th Street, Suite 2100, Brooklyn, New York 11220.
We may amend or supplement this prospectus from time to time in the future to update or change this selling stockholders list and the securities that may be resold.
	Shares Beneficially Owned Before Offering		Shares to be Sold Pursuant to Offering	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Number	Percentage		Number	Percentage
JPG Investments, LLC(1)	250,000	*	250,000	—	—%
Leonard Mazur	1,815,362	3.5%	1,815,362	—	—
Novellus LLC(2)(3)	4,216,092	8.2	4,216,092	—	—
*	Less than 1%
(1)
Robert E. Grant, Richard E. Grant and Michael J. Grant may be deemed beneficial owners of the shares of common stock owned by JPG Investments, LLC. Messers Grant have shared voting and investment power over the shares being offered under this prospectus. Messers. Grant each disclaim beneficial ownership except to the extent of each of their pecuniary interest therein.

(2)
Matthew Angel and Christopher Rohde may be deemed to be beneficial owners of all of the shares of common stock owned by Novellus LLC. Messrs. Angel and Rohde have shared voting and investment power over the shares being offered under this prospectus.

(3)
Shares of common stock owned by Novellus LLC include (a) 2,392,403 shares intended for distribution Factor Bioscience, Inc., (b) 556,803 shares intended for distribution to Matthew Angel and (c) 803,785 shares intended for distribution to Christophe Rohde. Factor Biosciences, Inc. and Messers. Angel and Rohde have entered into lock-up agreements with respect to 3,377,690 shares of common stock covered by this prospectus. Each lock-up agreement extends for a period of three years, provided that up to 75% of the shares of common stock subject to the lock-up agreement may be released from the lock-up restrictions earlier if the price of common stock on the NYSE American stock exchange exceeds specified thresholds. The lock-up agreements include customary exceptions for transfers during the applicable lock-up period.

DESCRIPTION OF CAPITAL STOCK
General
The following description of our capital stock is intended as a summary only and therefore is not complete. This description is based upon, and is qualified by reference to, our certificate of incorporation and bylaws, each as amended from time to time, and by applicable provisions of the Delaware General Corporation Law. You should read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.005 per share, and 1,000,000 shares of preferred stock, par value $0.005 per share. A total of 156,112 shares of preferred stock have been designated as Series A convertible preferred stock. The following description of our capital stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and bylaws. As of August 12, 2021, 51,729,612 shares of common stock were outstanding and 156,112 shares of Series A convertible preferred stock were outstanding.
Common Stock
Voting Rights. Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Votes may be cast in person or by proxy. Stockholders do not have cumulative voting rights with respect to election of directors.
Dividends. Holders of common stock are entitled to receive proportionately any dividends as may be declared and paid on common stock from funds lawfully available therefor as and when determined by the board of directors, subject to any preferential dividend rights of outstanding preferred stock.
Liquidation and Dissolution. In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.
Other Rights. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock. Outstanding shares of common stock are non-assessable. Holders of common stock are not, and will not be, subject to any liability as stockholders.
Series A Convertible Preferred Stock
Voting Rights. Series A convertible preferred stock has no voting rights.
Dividends. The holders of Series A convertible preferred stock are entitled to receive cumulative dividends of $0.10 per share per annum, payable semiannually in equal installments of $0.05 per share on June 1 and December 1 of each year.
Liquidation and Dissolution. Upon liquidation, dissolution and winding up, each share of Series A convertible preferred stock will have preference over common stock to the extent of $1.00 per share, but will not otherwise be entitled to share in the proceeds of any liquidation, dissolution or winding up. The preference or subordination of the rights of Series A convertible preferred stock with respect to any other class of stock, or any other series of preferred stock, shall be as stated in the instrument defining the rights of such other class or series.
Conversion Rights. Shares of Series A convertible preferred stock are convertible at any time at the option of the holder into a number of duly authorized, validly issued, fully paid and nonassessable shares of common stock equal to the number of shares of Series A convertible preferred stock surrendered for conversion divided by the conversion rate, which is approximately 3.7033 as of August 12, 2021 and which is subject to certain adjustments. No fractional shares shall be issued upon conversion of Series A convertible preferred stock, and any portion of a share of Series A convertible preferred stock that would otherwise be convertible into a fractional share shall be paid in cash in the amount of the liquidation preference of the fractional share. No payment or adjustment shall be made upon any conversion on account of any cash dividends on the common stock issued upon such conversion.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware General Corporation Law may have Anti-Takeover Effects
Our certificate of incorporation and bylaws and the Delaware General Corporation Law contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and are designed in part to encourage persons seeking to acquire control of us to first negotiate with the board of directors.
Number of Directors; Vacancies
Our certificate of incorporation provides that the number of directors is established by the board of directors, which may delay the ability of stockholders to change the composition of a majority of the board. The board has the exclusive right to elect a director to fill any vacancy or newly created directorship.
Removal of Directors
A director may be removed only by the affirmative vote of the holders of at least 80% of the voting power of all shares entitled to vote generally in the election of directors, voting together as a single class.
Stockholder Action by Written Consent; Special Meetings
Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by the board of directors. These provisions may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals
Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.
Delaware Business Combination Statute
We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.
Certificate of Incorporation or Bylaws
Any provision of our certificate of incorporation may be amended, altered, changed or repealed in any manner prescribed by law, provided that (a) the affirmative vote of the holders of at least 80% of the voting power of all shares entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend, or repeal, or adopt any provision inconsistent with Article X of the certificate of incorporation, which contains the prohibition on stockholder action by written consent and the requirement that special meetings be called only by the board of directors, and (b) Article XI of the certificate of incorporation, which provides that, subject to certain exceptions, no purchase by or from any Controlling Person (as defined below) of shares of our stock owned by such

Controlling Person shall be made at a price exceeding the average price paid by such Controlling Person for all shares of our stock acquired by such Controlling Person during the two-year period preceding the date of such proposed purchase unless such purchase is approved by the affirmative vote of not less than a majority of the voting power of the shares of our stock entitled to vote held by Disinterested Stockholders (as defined below), may not be amended without the affirmative vote of not less than a majority of the our stock entitled to vote thereon, provided that if, at the time of such vote, there shall be one or more Controlling Persons, such affirmative vote shall include the affirmative vote in favor of such amendment of not less than a majority of the voting power of the shares of our stock entitled to vote thereon held by Disinterested Stockholders. “Controlling Person” means any individual, corporation, partnership, trust, association or other organization or entity (including any group formed for the purpose of acquiring, voting or holding our securities) which either directly, or indirectly through one or more intermediaries, owns, beneficially or of record, or controls by agreement, voting trust or otherwise, at least 10% of the voting power of stock, and such term also includes any corporation, partnership, trust, association or other organization or entity in which one or more Controlling Persons have the power, through the ownership of voting securities, by contract, or otherwise, to influence significantly any of the management, activities or policies of such corporation, partnership, trust, association, other organization or entity. “Disinterested Stockholders” means those holders of stock entitled to vote on any matter, none of which is a Controlling Person.
The board may, by majority vote, amend or repeal our bylaws and may adopt new bylaws.
Our stockholders may not adopt, amend, or repeal our bylaws or adopt new bylaws except by the vote or written consent of at least 66-2/3% of the voting power of our company.
Exclusive Forum Selection
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to our company or stockholders, (c) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or amended and restated bylaws, or (d) any action asserting a claim against us governed by the internal affairs doctrine. We do not expect this choice of forum provision will apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. Although our bylaws contain the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing requirements of the NYSE American. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Stock Options and Restricted Stock Units
As of August 12, 2021, we had outstanding options to purchase 3,436,748 shares of common stock at a weighted average price $8.54 per share and 140,990 outstanding restricted stock units with a weighted average intrinsic value of $17.25 per share.
Listing on the NYSE American
The common stock is listed on the NYSE American under the symbol “BTX.”
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION
The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The selling stockholders, which as used herein includes their transferees, pledgees, donees, assignees or other successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of their common stock on the NYSE American or any other stock exchange, market or trading facility on which such common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell their shares of common stock by one or more of, or a combination of, the following methods:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	in underwriting transactions;
•	short sales;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of shares of common stock at a stipulated price;
•	distribution to employees, members, limited partners or stockholders of selling stockholders;
•	a combination of any such methods of sale;
•	“at the market” or through market makers or into an existing market for the shares; and
•	any other method permitted pursuant to applicable law.
In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell common stock short and redeliver the securities to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the common stock offered by this prospectus, which common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares of common stock pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A selling stockholder may enter into derivative transactions with third parties, or sell common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of common stock pledged by any selling stockholder or borrowed from any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use common stock received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling stockholder may otherwise loan or pledge shares of common stock to a financial institution or other third party that in turn may sell the common stock short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.
In offering the shares of common stock covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
Certain of the selling stockholders, or their beneficial owners, have entered into lock-up agreements with respect to 3,377,690 shares of common stock covered by this prospectus. Each lock-up agreement extends for a period of three years, provided that up to 75% of the shares of common stock subject to the lock-up agreement may be released from the lock-up restrictions earlier if the price of common stock on the NYSE American stock exchange exceeds specified thresholds. The lock-up agreements include customary exceptions for transfers during the applicable lock-up period.
In order to comply with the securities laws of certain states, if applicable, the shares of common stock covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares of common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.
We have agreed with the selling stockholders pursuant to our registration rights agreement dated July 16, 2021 to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as: (i) all shares of common stock covered by this prospectus have been sold, transferred, disposed of or exchanged in accordance with the registration statement; (ii) such shares of common stock shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by us and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such shares of common stock have ceased to be outstanding; (iv) such shares of common stock have been sold to, or through, a broker, dealer, or underwriter in a public distribution or other public securities transaction; or (v) such shares are eligible to be resold pursuant to Rule 144 under the Securities Act without volume limitation.

LEGAL MATTERS
The validity of the shares of common stock offered hereby is being passed upon for us by K&L Gates LLP, Boston, Massachusetts.
EXPERTS
The consolidated financial statements of NTN Buzztime, Inc. (now known as Brooklyn ImmunoTherapeutics, Inc.) as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to NTN Buzztime, Inc.’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The financial statements of Brooklyn ImmunoTherapeutics LLC (and its predecessor IRX Therapeutics, Inc.) for the years ended December 31, 2020 and 2019 incorporated in this prospectus by reference to our Amendment No. 1 on Form 8-K/A dated April 30, 2021 have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. Information we filed with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. Copies of certain information we have filed with the SEC are also available on our website at www.brooklynitx.com, but our website is not a part of this prospectus and the information on our website is not incorporated by reference in, or otherwise part of, this prospectus.
This prospectus is part of a registration statement we filed with the SEC and does not contain all of the information contained in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should review the complete document to evaluate these statements. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus incorporates by reference the documents listed below (File No. 001-11460) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 between the date of this prospectus and the termination of the offering of the shares offered by this prospectus, other than the portions of those documents not deemed to be filed:
•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 17, 2021;
•
our Current Reports on Form 8-K filed with the SEC on January 15, 2021, February 4, 2021, February 9, 2021, February 25, 2021, February 26, 2021, March 8, 2021, March 16, 2021, March 23, 2021, March 31, 2021 (as amended by Amendment No. 1 on Form 8-K/A filed on April 30, 2021), April 7, 2021, April 15, 2021, April 16, 2021, April 23, 2021, April 30, 2021, May 11, 2021, May 26, 2021, June 10, 2021, June 21, 2021, July 19, 2021 and July 19, 2021; and

•
the description of common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 19, 2020, including any amendments or reports filed for the purpose of updating such description.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document that is incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of these filings, at no cost, by writing or calling us at Brooklyn ImmunoTherapeutics, Inc., 140 58th Street, Suite 2100, Brooklyn, New York 11220, telephone (212) 582-1199.

6,281,454 Shares
Common Stock
PROSPECTUS
    , 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.
SEC registration fee	$8,011
Accounting fees and expenses	11,000
Legal fees and expenses	15,000
Miscellaneous fees and expenses	10,989
Total expenses	45,000
Item 15.	Indemnification of Directors and Officers.
Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. Our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.
Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our certificate of incorporation provides that we will indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for shall be made only as authorized in the specific case upon a determination in the manner provided by law, that indemnification of the director, officer, employee or agent is proper under the circumstances. We may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided shall include expenses (including attorneys’ fees) in any action, suit or proceeding, or in connection with any appeal therein, judgments, fines and amounts paid in settlement, and in the manner provided by law any such expenses may be paid by us in advance of the final disposition of such action, suit or proceeding. The indemnification described herein does not limit our right to indemnify any other person for any such expense to the full extent permitted by law, nor is it exclusive of any other rights to which any person seeking indemnification from us may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
The board of directors has approved a form of indemnification agreement that has been executed by each of our directors and executive officers. In general, these agreements each provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or executive officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.
We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 16.	Exhibits.
EXHIBIT NO.	DESCRIPTION
2.1+
Agreement and Plan of Merger and Reorganization, dated August 12, 2020, among Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), BIT Merger Sub, Inc. and Brooklyn ImmunoTherapeutics LLC (incorporated herein by reference to Exhibit 2.1 to the Registration Statement on Form S-4/A filed on January 20, 2021)

2.2
Form of Support Agreement among Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), Brooklyn ImmunoTherapeutics LLC and the officers and directors of NTN Buzztime, Inc. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 14, 2020)

2.3
Form of Support Agreement among Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), Brooklyn ImmunoTherapeutics LLC and certain beneficial holders of Class A membership interests of Brooklyn ImmunoTherapeutics LLC (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on August 14, 2020)

3.1
Restated Certificate of Incorporation of Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.) (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on August 14, 2013)

3.1(a)
Certificate of Amendment to the Restated Certificate of Incorporation of Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), dated June 16, 2016 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 17, 2016)

3.1(b)
Certificate of Decrease of the Series A convertible preferred stock of Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), dated April 10, 2017 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 12, 2017)

3.1(c)
Certificate of Amendment of Restated Certificate of Incorporation of Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), dated June 8, 2017 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 9, 2017)

3.1(d)
Certificate of Amendment of Restated Certificate of Incorporation of Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), dated March 25, 2021 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 31, 2021)

3.1(e)
Certificate of Amendment of Restated Certificate of Incorporation of Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), dated March 25, 2021 (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on March 31, 2021)

3.1(f)
Certificate of Amendment of Restated Certificate of Incorporation of Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), dated March 25, 2021 (incorporated herein by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on March 31, 2021)

3.2	Amended and Restated Bylaws of Brooklyn ImmunoTherapeutics, Inc. (incorporated herein by reference to Exhibit 3.4 to the Current Report on Form 8-K filed on March 31, 2021)

EXHIBIT NO.	DESCRIPTION
4.1
Specimen stock certificate evidencing shares of common stock of Brooklyn ImmunoTherapeutics, Inc. (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed on April 30, 2021)

4.2	Description of registrant’s securities (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed on April 30, 2021)
5.1*	Opinion of K&L Gates LLP
21.1	Subsidiaries of Brooklyn ImmunoTherapeutics, Inc. (incorporated herein by reference to Exhibit 21.1 to Registration Statement on Form S-1 filed on April 30, 2021)
23.1	Consent of Baker Tilly US, LLP
23.2	Consent of Marcum LLP
23.3*	Consent of K&L Gates LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this registration statement)
+
Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. We hereby undertake to furnish copies of the omitted schedule or exhibit upon request by the Securities and Exchange Commission

*	To be filed by amendment.
Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 13, 2021.
BROOKLYN IMMUNOTHERAPEUTICS, INC.

By:	/s/ Howard J. Federoff
Howard J. Federoff Chief Executive Officer and President
POWER OF ATTORNEY AND SIGNATURES
Each person whose signature appears below constitutes and appoints Howard Federoff and Sandra Gurrola, and each or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE

/s/ Howard J. Federoff	Chief Executive Officer and President (principal executive officer)	August 13, 2021
Howard J. Federoff
/s/ Sandra Gurrola	Vice President of Finance (principal financial and accounting officer)	August 13, 2021
Sandra Gurrola
/s/ Charles Cherington	Director	August 13, 2021
Charles Cherington
Director
Luba Greenwood
/s/ Dennis H. Langer	Director	August 13, 2021
Dennis H. Langer
/s/ Erich Mohr	Director	August 13, 2021
Erich Mohr